Exhibit 32
CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

We, James J. Piro, Chief Executive Officer and President, and Maria M. Pope, Senior Vice President, Finance, Chief Financial Officer, and Treasurer, of Portland General Electric Company (the “Company”), hereby certify that the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010, as filed with the Securities and Exchange Commission on October 28, 2010 pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Report”), fully complies with the requirements of that section.

We further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James J. Piro		/s/ Maria M. Pope
James J. Piro		Maria M. Pope
Chief Executive Officer and President		Senior Vice President, Finance, Chief Financial Officer, and Treasurer

Date:	October 27, 2010	Date:	October 27, 2010